EXHIBIT 10(B)

                             PANNELL KERR FORSTER PC
                          Certified Public Accountants
                               265 Franklin Street
                                Boston, MA 02110



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Shareholders and the Board of Directors of Pax World Balanced Fund, Inc.

     We consent (i) to the incorporation by reference and use in Post-Effective Amendment No. 44 to Registration Statement No. 2-38679 of Pax World Balanced Fund, Inc. on Form N-1A of our reports for the fiscal years ended December 31, 2000 through 2002, inclusive, with respect to the financial statements of Pax World Balanced Fund, Inc., Pax World Growth Fund, Inc. and Pax World High Yield Fund, Inc. and (ii) to the reference to us (A) under the headings "Financial Highlights" in the Prospectus, and (B) under the headings "Investment Advisory and Other Services - Independent Public Accountants" and "Financial Statements" in the Statement of Additional Information.


                                                     /s/ PANNELL KERR FORSTER PC
                                                         -----------------------
                                                         PANNELL KERR FORSTER PC

Boston, Massachusetts
April 29, 2005